                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   REFAC TECHNOLOGY DEVELOPMENT CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

[LOGO]Refac

                                     REFAC
                             The Hudson River Pier
                  115 River Road, Edgewater, New Jersey, 07020


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on May 12, 2000


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Refac, a Delaware corporation (the "Corporation"), will be held at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, New York, on Friday, May 12, 2000, at 10:00 A.M., New York City time, for the following purposes:

       1. To elect directors of the Corporation; and

       2. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The Board of Directors has fixed the close of business on March 23, 2000 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.

     A copy of the Corporation's Annual Report for the year ended December 31, 1999 is sent to you herewith.

     To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States.


                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    ROBERT L. TUCHMAN
                                    Chairman of the Board

                                     REFAC
                             The Hudson River Pier
                  115 River Road, Edgewater, New Jersey 07020

                                PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 12, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Refac, a Delaware corporation ("Refac" or the "Corporation"), to be used at the Annual Meeting of Stockholders of the Corporation to be held at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, New York, on May 12, 2000, at 10:00 A.M., New York City time.

     You are requested to complete, date and sign the accompanying proxy and return it to the Corporation in the enclosed envelope. The proxy may be revoked at any time before it is exercised by written notice to the Corporation bearing a later date than the date on the proxy and any stockholder attending the meeting may vote in person whether or not he has previously submitted a proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below.

     The Board of Directors has fixed the close of business on March 23, 2000 as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of and to vote at the meeting. The transfer books of the Corporation will not be closed. As of the Record Date, there were 3,795,261 outstanding shares of common stock, par value $.10 per share, of the Corporation ("Common Stock") entitled to vote at the meeting, the holders of which are entitled to one vote per share.

     The presence, in person or by proxy, at the meeting of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum. A plurality of the votes of the shares of Common Stock present at the meeting will be necessary for the election of directors of the Corporation. Under applicable Delaware law, in tabulating the vote, abstentions (including broker non-votes) will be disregarded and will have no effect on the outcome of the vote.

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy are being mailed to the Corporation's stockholders on or about April 10, 2000. A copy of the Corporation's Annual Report for the year ended December 31, 1999 is also enclosed.

     EACH STOCKHOLDER OF RECORD OR BENEFICIAL OWNER OF STOCK AS OF THE RECORD DATE FOR SECURITY HOLDERS ENTITLED TO VOTE AT THE MEETING WILL BE ENTITLED, UPON WRITTEN REQUEST, TO RECEIVE FROM THE CORPORATION, WITHOUT CHARGE, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE MADE TO STOCKHOLDER RELATIONS AT THE ADDRESS OF THE CORPORATION SET FORTH ABOVE.

                             PRINCIPAL STOCKHOLDERS

     On the Record Date, to the knowledge of the Corporation, the persons listed below were the only beneficial owners of more than five percent of the outstanding shares of Common Stock. The Corporation has no other class of voting securities outstanding. Information regarding the institutions set forth below is based upon information contained in filings made with the Securities and Exchange Commission by such persons or entities on or about February 7, 2000.

 Name and Address of                 Amount and Nature        Percentage of
   Beneficial Owner               of Beneficial Ownership  Outstanding Shares
-----------------------------------------------------------------------------

Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11/th/ Floor
Santa Monica, CA 90401                   322,642  (1)            8.50%

ZPR Investment Management, Inc.
1642 N. Volusia Avenue
Orange City, FL 32763                    303,200                 7.99%

Robert L. Tuchman
115 River Road
Edgewater, NJ 07020-1099                 283,000  (2)            7.16%

______

(1) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 322,642 shares of Refac Common Stock as of December 30, 1999. The Portfolios own all such shares and Dimensional disclaims beneficial ownership of such shares.

(2) Includes 180,000 shares of Common Stock which would be acquired upon the exercise of stock options which are exercisable immediately or within sixty days.


                        SECURITY OWNERSHIP OF MANAGEMENT

     On the Record Date, the directors listed below and all officers and directors as a group beneficially owned the following equity securities of the Corporation, including options to purchase shares of Common Stock of the
Corporation:

                                     Common Stock of the Corporation
                                  --------------------------------------

                               Amount and Nature of
   Name of                  Beneficial Percent of     Percent of
Beneficial Owner                     Ownership  (1)    Class (2)    Options
---------------------------------------------------------------------------

Neil R. Austrian................     10,579     (3)          .3%     10,000
Raymond A. Cardonne, Jr.........     13,000     (4)          .3%     42,500
Robin L. Farkas.................     25,798     (3)          .7%     10,000
Mark N. Kaplan..................     24,828     (3)          .7%     10,000
Herbert W. Leonard..............     80,163     (3)         2.1%     10,000
Robert L. Tuchman...............    283,000     (5)         7.1%    200,000
Ira T. Wender...................     11,000     (3)          .3%     10,000
Officers and Directors
 as a Group (7 persons).........    448,368     (6)       10.55%    292,500  (7)

----------
(1) Except as otherwise described in these Notes, for the purposes of the above table and the following Notes, the securities shown as "beneficially owned" include all securities which, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may be deemed to be "beneficially owned," including, without limitation, all securities which the "beneficial owner" has the right to acquire within sixty days, as, for example, through the exercise of any option. Unless otherwise noted, all officers and directors have sole voting and investment power with respect to securities beneficially owned by them.

(2) If the percentage of ownership of the Common Stock set forth in the above table has been calculated by dividing (i) the aggregate number of shares of Common Stock which may be deemed to be "beneficially owned" as explained in Note (1) above, by (ii) the number of shares of Common Stock actually outstanding plus the additional number of shares of Common Stock which such "beneficial owner" would be deemed to "beneficially own" assuming the exercise of all options which are exercisable immediately or within sixty days by such "beneficial owner" and assuming no other acquisitions of shares of Common Stock through the exercise of any option, warrant, right or conversion of any security convertible into such shares by any other person.

(3) Includes 10,000 shares of Common Stock which would be acquired upon the exercise of options which are exercisable immediately or within sixty days.

(4) Includes 13,000 shares of Common Stock which would be acquired upon the exercise of options which are exercisable immediately or within sixty days.

(5) Includes 180,000 shares of Common Stock which would be acquired upon the exercise of options which are exercisable immediately or within sixty days.

(6) Includes an aggregate of 243,000 shares of Common Stock which such persons would acquire upon the exercise of options which are exercisable immediately or within sixty days.

(7) Consists of 243,000 options which are exercisable immediately or within sixty days, and 49,500 options which are not exercisable immediately or within sixty days.


                                    PROPOSAL
                             ELECTION OF DIRECTORS

     Eight directors of the Corporation are to be elected at the meeting. The directors will serve, subject to the By-Laws of the Corporation, until the Annual Meeting of Stockholders to be held in 2001 and until their respective successors shall have been elected and qualified.

     It is the intention of the individuals named in the enclosed proxy to vote such proxy for the election to the office of director of each person named in the table below entitled "Identification of Directors." With the exception of Bert D. Heinzelman and Clark A. Johnson, each of the persons named below was elected to such position at the Corporation's Annual Meeting of Stockholders in 1999. The term of office of each such director of the Corporation will expire on the date of the Corporation's Annual Meeting of Stockholders in 2001and upon the election and qualification of each such director's successor. The Board of Directors of the Corporation has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other persons as the Board of Directors of the Corporation may recommend.

     (a)  Identification of Directors
     --------------------------------
                                                                                 Served
                                                                               Continuously
                                                                               as Director
     Name                    Age     Principal Occupation or Employment (1)       Since
-------------------------------------------------------------------------------------------
Neil R. Austrian (2)          59     Chairman, iWon, Inc. (www.iwon.com)           1980
                                     (CBS backed destination Internet Portal)

Robin L. Farkas               66     Private investor                              1976

Bert D. Heinzelman (3)        45     Chief Executive Officer of Refac's
                                     Product Development Group                    Nominee

Clark A. Johnson (4)          68     Private investor                             Nominee

Mark N. Kaplan                70     Of Counsel, Skadden, Arps, Slate,             1967
                                     Meagher & Flom LLP (Attorneys)

Herbert W. Leonard            74     President, Hamilton Associates                1967
                                     (Consulting)

Robert L. Tuchman (5)         57     Chairman, President, Chief Executive Officer  1991
                                     and General Counsel, Refac

                                                                                 Served
                                                                               Continuously
                                                                               as Director
     Name                    Age     Principal Occupation or Employment (1)       Since
-------------------------------------------------------------------------------------------

Ira T. Wender                73     Of Counsel, Patterson, Belknap, Webb          1981
                                    & Tyler (Attorneys)

(1) Unless otherwise noted, the principal occupation or employment of each individual set forth in this table has been such individual's principal occupation or employment for the past five years and no such individual holds another position or office with the Corporation.

(2) Neil R. Austrian was the President of the National Football League from April 1991 to December 31, 1999. Since that date, he has been the Chairman of iWon, Inc. (www.iwon.com.).
                   -------------

(3) Bert D. Heinzelman became a Vice President of Human Factors Industrial Design, Inc. ("HFID") in 1985. HFID, which was acquired by the Corporation in November 1997, was merged into the Corporation's wholly owned subsidiary, Refac International, Inc., on December 31, 1998. In December 1998, Mr. Heinzelman became the President of the Corporation's Product Development Group which operates under the name of Refac HumanFactors-ID Division ("Human Factors") and its Chief Executive Officer in May 1999. In March 2000, Mr. Heinzelman also became a Senior Vice President of Refac.

(4) Clark A. Johnson served as Chairman and Chief Executive Officer of Pier 1 Imports, Inc., a specialty retailer of decorative home furnishings, from August 1988 until his retirement in February 1999.

(5) Robert L. Tuchman succeeded Eugene M. Lang as the Chief Executive Officer of the Corporation on January 6, 1997 and as Chairman of the Board of Directors on June 30, 1997. From August 1, 1991 to January 6, 1997, he served as the Corporation's President and Chief Operating Officer. He is also the Corporation's General Counsel. From May 1994 to March 1997, he held the position of Treasurer of the Corporation.

    (b)  Directorships
    ------------------

    The following nominees for directors of the Corporation additionally serve as directors for the following companies, which are either registered pursuant to Section 12 or subject to Section 15 (d) of the Exchange Act or are registered investment companies.

                  Name           Directorships of Nominees
          ---------------------------------------------------

          Neil R. Austrian       Office Depot, Inc.

          Robin L. Farkas        Insignia Financial Group Inc.
                                 Noodle Kidoodle, Inc.

                  Name           Directorships of Nominees
          -----------------------------------------------------

          Clark A. Johnson       Albertson's Inc.
                                 InterTAN, Inc.
                                 Metro Media International Group
                                 Niagara Mohawk Power Corporation
                                 PSS World Medical, Inc.

          Mark N. Kaplan         American Biltrite, Inc.
                                 Autobytel.com, Inc.
                                 Congoleum, Inc.
                                 DRS Technologies, Inc.
                                 Grey Advertising Inc.
                                 Volt Information Sciences, Inc.

          Ira T. Wender          Deotexis, Inc.
                                 Dime Bancorp, Inc.

   (c) Certain Business Relationships
   ----------------------------------

   See "Certain Relationships and Related Transactions," page 13.

   (d)  Committees
   ---------------

The Board of Directors has established and currently maintains as standing committees an Audit Committee and a Compensation Committee. The Corporation does not have a standing nominating committee.

   Audit Committee - This committee was established at the November 1991 Board
   ---------------
meeting. The Audit Committee meets periodically with the Corporation's independent auditors to review plans for the audit and the audit results. The Audit Committee makes recommendations to the full Board as to the engagement or discharge of the independent auditors and reviews financial statements, accounting policies, tax and other matters for compliance with the requirements of the Financial Accounting Standards Board and government regulatory agencies. The Audit Committee consists of three directors: Mark N. Kaplan, Herbert W. Leonard and Ira T. Wender. This Committee met once in 1999.

   Compensation Committee - This committee administers the executive
   ----------------------
compensation and benefit plans and grants under such plans. The Compensation Committee consists of three directors: Neil R. Austrian, Mark N. Kaplan and Ira
T. Wender. This Committee met twice in 1999. For further information regarding executive compensation, see "Compensation Committee Report on Executive Compensation," page 10.

   (e)  Meetings of the Board of Directors and its Committees
   ----------------------------------------------------------
   During the last fiscal year, four meetings of the Board of Directors of the Corporation were held. During such period, except for Neil R. Austrian, none of the directors attended fewer than 75% of an aggregate of the meetings of the Board and Board Committees of which he was a member. Mr. Austrian attended the Compensation Committee meetings and 50% of the Board meetings.

     (f)  1999 Annual Meeting of Stockholders
     ----------------------------------------

     At the 1999 Annual Meeting of Stockholders of the Corporation, approximately 89% of the outstanding shares of Common Stock was present at the meeting in person or by proxy. Each director received votes for his election in excess of 87% of such shares.

     (g)  Directors' fees
     --------------------

     Each director who is not also an employee of or consultant to the Corporation was paid the sum of $1,000 for each meeting of the Board of Directors attended in 1999. No additional payments were made with respect to service on or attendance at the meetings of any committee established by the Board.

     (h)  Vote Required
     ------------------

     Election of the directors of the Corporation will require the affirmative vote of a plurality of the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

                       REMUNERATION OF EXECUTIVE OFFICERS
                       ----------------------------------

   The following table presents the aggregate compensation for services in all capacities paid by the Corporation and its subsidiaries in respect of the years ended December 31, 1999, 1998 and 1997 to the Chief Executive Officer and each of the executive officers of the Corporation whose aggregate compensation exceeded $100,000 in any of those years (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE


                                                                            Securities
                                                  Annual Compensation       Underlying
                                           ------------------------------  Options/SARs    All Other
Name and Position                            Year       Salary     Bonus       (#)        Compensation (5)
----------------------------------------------------------------------------------------------------------
Robert L. Tuchman, Chairman,                 1999       $270,000   $72,102
  President, Chief Executive Officer,        1998       $260,000   $69,196       50,000 (1)       -
  Treasurer and General Counsel              1997       $250,000   $50,000            -        $1,000

Douglas M. Spranger                          1999       $189,033         -            -           -
  Senior Vice President (2)                  1998       $226,840         -            -           -

Raymond A. Cardonne, Jr.                     1999       $143,500   $14,500        7,500
  Vice President and Secretary (3)           1998       $121,115   $ 7,500       10,000           -

Elliott S. Greller                           1999       $208,000         -            -           -
  Vice President, Treasurer                  1998       $142,666   $ 5,000       35,000 (4)       -
  and Chief Financial Officer (4)

__________

(1) Mr. Tuchman contributed these options back to the Corporation in December 1999.

(2) Mr. Spranger was the Chief Executive Officer of HFID from its formation in 1974. HFID, which was acquired by the Corporation in November 1997, was merged into the Corporation's wholly owned subsidiary, Refac International, Ltd. ("RIL"), on December 31, 1998. Mr. Spranger became a Senior Vice President of the Corporation and RIL in December 1998. His employment and stock options were terminated by mutual agreement as of December 31, 1999 and Mr. Spranger resigned as an officer and director of RIL and Refac. See "Certain Relationships and Related Transactions," page 13.

(3) Raymond A. Cardonne, Jr. joined the Corporation as Vice President in December 1997. He was elected to the position of Secretary in November 1998.

(4) Elliott S. Greller joined the Corporation as President of Refac Services Corporation on a part-time basis in March 1998 and became the Corporation's Vice President, Chief Financial Officer and Treasurer on a full-time basis in September 1998. As of March 3, 2000, Mr. Greller's employment was terminated by mutual agreement. Mr. Greller has ninety days from such date to exercise stock options previously granted to him to purchase 9,000 shares of common stock.

(5) The Corporation offers a 401(k) Savings Plan to all classes of employees. Prior to calendar year 1998, the Corporation matched employee contributions to the extent of $1,000. The amount shown represents the Corporation's matching contribution to this plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     During 1999, the following Named Executive was issued a stock option pursuant to the 1998 Stock Option and Incentive Plan as described below.

                                         Percent
                              Number       of                                Potential Realizable
                               of         Total                                Value At Assumed
                            Securities   Options                            Annual Rates of Stock
                            Underlying   Granted                            Price Appreciation for
                              Options       to        Exercise                    Option Term
                              Granted    Employees      Price    Expiration  ________      ________
Name                            (1)       in 1999     Per Share     Date         5%           10%
---------------------------------------------------------------------------------------------------
Raymond A. Cardonne, Jr.       7,500         5.2%      $3.81     12/14/09      $20,617     $48,888
---------------------------------------------------------------------------------------------------

(1) The options were granted under the 1998 Stock Option and Incentive Plan and have an exercise price equal to the fair market value of the Common Stock at the date of grant. The options have a term of ten years and become exercisable at the rate of 25% per year commencing with the first anniversary of their grant. The exercise price may be paid in cash or shares of Common Stock.

    No options were exercised by the Named Executives during 1999. The following table reflects the value of all stock options held by the Named Executives as of December 31, 1999.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR &
                       FISCAL YEAR-END OPTION/SAR VALUES


                              Number of Securities
                                   Underlying           Value of Unexercised
                              Unexercised Options       In-the-Money Options
                               At Fiscal Year-End        At Fiscal Year-End
                           ---------------------------------------------------
                                             Not                       Not
Name                        Exercisable  Exercisable  Exercisable  Exercisable
------------------------------------------------------------------------------
Robert L. Tuchman               180,000       20,000       $_             _

Raymond A. Cardonne, Jr.          9,000       33,500        _           $1,410

Elliott S. Greller (1)            9,000       26,000        _             _
_______________

          (1) As of March 3, 2000, Mr. Greller's employment was terminated by mutual agreement. Mr. Greller has ninety days from such date to exercise his stock options covering 9,000 exercisable shares or they expire.

EMPLOYMENT CONTRACTS

Robert L. Tuchman

     The Corporation has entered into an employment contract with Mr. Tuchman (the "Tuchman Employment Agreement"), which, as amended in January 1999, has a term ending on December 31, 2003. Such term will extend for an additional year as of January 1 of each subsequent year, unless, at least 90 days prior to the end of December 31, 2002 or any subsequent December 31 during the term, either Mr. Tuchman or the Corporation shall have given notice of non-renewal. In addition to salary payments, the Tuchman Employment Agreement provides for the payment of an annual bonus to be determined by the Board in its sole discretion. Under the Tuchman Employment Agreement, the Corporation accepted from Mr. Tuchman in payment for certain stock options a promissory note in an amount equal to $375,000, bearing interest at the Long-Term Applicable Federal Rate. The Tuchman Employment Agreement further provides that Mr. Tuchman will not (a) engage in any "Competitive Activity" (as defined in the Tuchman Employment Agreement) during the term of such Employment Agreement and for a period of eighteen months thereafter, or (b) for a period of two years following his termination of employment, solicit the business of any client or prospective client of the Corporation or the employment of any present or future employee of the Corporation.

     In the event that the Corporation terminates Mr. Tuchman's employment for any reason other than because of a "permanent disability" or for "cause" (as each such term is defined in the Tuchman Employment Agreement), Mr. Tuchman is entitled to receive a lump sum equal to his full salary through the expiration date of the Tuchman Employment Agreement at the rate in effect at the time notice of termination is given, plus an additional amount equal to the bonus Mr. Tuchman received in respect of the calendar year prior to such termination. In addition, Mr. Tuchman is entitled to receive, except to the extent that he receives similar benefits from a subsequent employer, life, health and similar benefits (other than incentives such as stock options) to which he would otherwise have been entitled through the expiration of the Tuchman Employment Agreement. If, during the two-year period following a "Change in Control" (as defined in the Tuchman Employment Agreement), Mr. Tuchman's employment with the Corporation is terminated by the Corporation (or any successor thereto) other than because of a permanent disability or for cause, or if Mr. Tuchman terminates his employment for "good reason" (as defined in the Tuchman Employment Agreement), Mr. Tuchman is entitled to receive a lump sum payment equal to the sum of (i) his full salary through the expiration date of the Tuchman Employment Agreement at the rate in effect at the time notice of termination is given or for a full year, whichever is greater, plus (ii) a bonus payment equal to two times the amount of the bonus paid or payable to Mr. Tuchman in respect of the calendar year preceding the year in which the change in control occurs. In addition, Mr. Tuchman will not be bound by the non-compete provisions otherwise applicable in the event of his termination of employment. The Tuchman Employment Agreement provides that, in the event that any payments made to Mr. Tuchman in connection with a Change in Control (including severance payments and any other benefits to be paid or provided pursuant to the Tuchman Employment Agreement or any other benefit or incentive plan of the Corporation) would not be deductible by the Corporation by operation of section 280G of the U.S. Internal Revenue Code (the "Code"), cash payments will be reduced (if necessary, to zero) to the extent necessary to make such payments deductible; provided, that Mr. Tuchman may elect to have noncash payments reduced (or eliminated) prior to the reduction of the cash severance payments.

Douglas M. Spranger

     In connection with the acquisition by the Corporation of HFID, HFID entered into an employment contract with Mr. Spranger effective November 25, 1997 (the "Spranger Employment Agreement"), which, as amended in January 1999, had a term ending on December 31, 2000. This contract was terminated by mutual agreement as of December 31, 1999. See "Certain Relationships and Related Transactions," page 13.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised of Neil R. Austrian, Mark N. Kaplan and Ira T. Wender. While the Committee administers, and makes recommendations to the Board of Directors with respect to, the executive compensation, stock option and benefit plans and grants under such plans, the Corporation's overall compensation strategy, including a determination of compensation paid to the Chief Executive Officer of the Corporation, Robert L. Tuchman, is determined by the entire Board of Directors.

Objectives
----------

     The Committee's primary objective is to attract and retain the most highly qualified executive officers and to insure that their compensation structure aligns their interests with those of the stockholders of the Corporation. Since Mr. Tuchman was the only key executive for which the Committee was responsible for administering compensation in 1999 and because of the specific circumstances surrounding the compensation paid to him, a policy which relates the compensation of executive officers to the overall performance of the Corporation has not been formulated. However, the Committee contemplates that, to the extent appropriate in the future, it may develop guidelines which could be utilized in relating executive compensation to the Corporation's overall growth and success.

Employment Agreements
---------------------

     The Corporation has an employment agreement with Robert L. Tuchman, its Chief Executive Officer. An employment agreement with Douglas M. Spranger, who served as the Corporation's Senior Vice President during 1999, was terminated as of December 31, 1999. See "Employment Contracts," page 9. The Committee has considered the advisability of using employment agreements and has determined that their use is in the best interest of the Corporation because it facilitates the Corporation's ability to attract and retain the services of highly qualified executive officers. The Committee has observed that the use of employment agreements by the Corporation has provided stability with respect to the leadership of the Corporation's team of executive officers, and the Committee has determined that the practice of using employment agreements to retain the services of its senior executive officers should continue in the future. Each employment agreement separately reflects the terms that the Committee felt were necessary and appropriate to retain the services of such executive officer.

Components of Executive Compensation
------------------------------------

     The Corporation's executive compensation program consists of cash and equity compensation components.

     Cash Compensation
     -----------------

     Cash compensation is comprised of base salary and annual cash incentive bonuses. The Chief Executive Officer's cash compensation levels are subject to the provisions of his employment agreement with the Corporation. The Committee has determined that it will continue the Corporation's policy of subjectively arriving at appropriate cash compensation levels in the process of negotiating such agreements. The terms and conditions of the Corporation's employment agreement with Mr. Tuchman are discussed in detail above. See "Employment Contracts," page 9.

     The Corporation offers the Chief Executive Officer an opportunity to earn additional cash compensation in the form of an annual bonus based on a number of subjective factors, including the earnings of the Corporation, acquisition of enterprises and intellectual property and the efforts of the Chief Executive Officer.

     Bonuses that were paid to the Chief Executive Officer are disclosed above in the bonus column of the Summary Compensation Table. See "Remuneration of Executive Officers," page 7.

     Equity Compensation
     -------------------

     Equity compensation is comprised of stock options. Stock option grants reflect the Committee's desire to provide a meaningful equity incentive for the executive to have the Corporation prosper over the long term.

Chief Executive Officer Compensation
------------------------------------

     Mr. Tuchman has served as Chief Executive Officer of the Corporation since January 6, 1997. Mr. Tuchman's compensation is governed by the terms of an employment contract between Mr. Tuchman and the Corporation, entered into at the time he joined the Corporation in 1991 and amended and extended in 1994, 1996 and again in January 1999. In addition to salary payments, Mr. Tuchman's employment agreement provides for the payment of an annual bonus to be determined by the Board of Directors in its sole discretion. In its recommendation to the Board of Directors regarding Mr. Tuchman's bonus for fiscal 1999, the Committee considered Mr. Tuchman's active role in connection with the Corporation's formation of Refac Consumer Products, Inc. and the launch of the Corporation's line of consumer products, the acquisition of David Morris Creative, Inc., the Corporation's relocation and his overall contribution to the future growth of the Corporation.

Deductibility of Compensation
-----------------------------

     Section 162(m) of the Code generally limits to $1,000,000 the Corporation's federal income tax deduction for compensation paid in any year to each of its Chief Executive Officer and the four other most highest paid executive officers, to the extent such compensation is not "performance-based" within the meaning of
Section 162(m). The Committee will, in general, seek to qualify compensation paid to its executive officers for deductibility under Section 162(m), although the Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Committee's judgment, it is in the Corporation's best interest to do so.

                       The Compensation Committee of the Board of Directors

                       Neil R. Austrian
                       Mark N. Kaplan
                       Ira T. Wender

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     The Committee is comprised of the following three directors: Neil R. Austrian, Mark N. Kaplan and Ira T. Wender. Mark N. Kaplan, a director of the Corporation, is of counsel to Skadden, Arps, Slate, Meagher & Flom LLP which has been retained since February 1982 to render legal services to the Corporation.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

     The following graph provides information on the cumulative total return, assuming reinvestment of dividends, for the period commencing December 31, 1994 and ending December 31, 1999, of the Corporation's Common Stock as compared to the American Stock Exchange Index and a published industry index, referred to below as the "Industry Index," which includes companies in Standard Industrial Classification Code 6794 (Patent Owners and Lessors), which is the Corporation's primary SIC reporting code.

                             [CHART APPEARS HERE]



                                                YEAR ENDED DECEMBER 31,
                                  ----------------------------------------------------
                                   1994     1995     1996     1997     1998     1999
--------------------------------------------------------------------------------------
Refac                             $100.00  $116.48  $111.24  $203.55  $136.09  $ 75.74
--------------------------------------------------------------------------------------
Industry Index (SIC Code 6794)    $100.00  $211.99  $272.34  $318.33  $370.75  $223.08
--------------------------------------------------------------------------------------
American Stock Exchange Index     $100.00  $128.90  $136.01  $163.66  $161.44  $201.27
--------------------------------------------------------------------------------------


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

(1) Mark N. Kaplan is of counsel to Skadden, Arps, Slate, Meagher & Flom LLP which has been retained since February 1982 to render legal services to the Corporation.

(2)  See "Employment Contracts", page 9.

(3) In connection with the acquisition of HFID in November 1997, HFID entered into a five-year employment agreement with Douglas M. Spranger to serve as its President and Chief Executive Officer. On December 31, 1998, HFID was merged into RIL and thereafter operated as Refac HumanFactors-ID, a division of RIL. On January 14, 1999, Mr. Spranger's contract was amended to provide that he serve as Senior Vice President of the Corporation and RIL. Pursuant to an agreement entered into as of December 31, 1999, Mr. Spranger's employment agreement and stock options were terminated, Mr. Spranger resigned as an officer and director of RIL and Refac and the Corporation purchased, for $125,000, any right he may have to the contingent portion of the purchase price relating to the HFID acquisition. The Corporation also agreed to retain Mr. Spranger as an independent sales representative for HFID, which retention is terminable at any time by the Corporation, and pay him, in general, a commission of 7 1/2% of the first $100,000 and 5% of the amount in excess of $100,000 of collected project fees from new clients brought to HFID by him.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP served as the independent public accountants for the Corporation and its subsidiaries for the fiscal year ended December 31, 1999 and the Board of Directors has retained such firm to serve as the Corporation's independent public accountants for the fiscal year commencing January 1, 2000. Grant Thornton LLP does not have any direct or indirect financial interest in the Corporation or any of its subsidiaries in any capacity other than that of independent public accountants. A representative of the firm will be present at the meeting to answer questions by stockholders concerning the accounts of the Corporation and will have the opportunity to make a statement, if such representative desires to do so.

                                 OTHER MATTERS

     The Board of Directors of the Corporation does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their judgment on such matters.

                           PROPOSALS BY STOCKHOLDERS

     Proposals of stockholders intended to be presented, pursuant to Rule 14a-8 under the Exchange Act, at the 2001 Annual Meeting of Stockholders of the Corporation, which is currently scheduled to be held on May 11, 2001, must be received by the Corporation at the Corporation's principal executive offices by December 6, 2000 if they are to be included in the Corporation's proxy statement and proxy relating to such meeting. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporation at the Corporation's principal executive offices by February 19, 2001. The Corporation's By-Laws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, not later than March 13, 2001 and not earlier than February 11, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Officers, directors and more than 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1999 all Section 16(a) filing requirements applicable to its officers, directors and more than 10% shareholders were complied with, except for a late filing of a Form 4 and a Form 5 by Mr. Leonard to report a gift of 1,800 shares of Common Stock.

                            SOLICITATION OF PROXIES

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Corporation may utilize the services of some of its officers and regular employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone and telegraph.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    ROBERT L. TUCHMAN
                                    Chairman of the Board


April 10, 2000

[LOGO] Refac

                                     Refac

   PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING MAY 12, 2000

The undersigned, revoking all proxies heretofore given, hereby appoints ROBERT
L. TUCHMAN, MARK N. KAPLAN and IRA T. WENDER, or any of them, with the power of substitution, proxies for the undersigned to vote at the Annual Meeting of Stockholders of Refac (the "Corporation") to be held at 10:00 A.M. (New York City time) on Friday, May 12, 2000 at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, NY, and at any adjournments thereof, according to the votes the undersigned might cast with all the powers the undersigned would possess if personally present, for the following proposal proposed by management of the Corporation.

                      (Please date and sign reverse side)

                            [FOLD AND DETACH HERE]

   THE PROXIES WILL VOTE IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER AND             Please mark
   IN THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM (2). IF NO DIRECTION           your vote as    [X]
   IS MADE, THE PROXIES WILL VOTE "FOR" PROPOSAL 1.                                                   indicated in
                                                                                                      this example

1. For the election of directors.                     Neil R. Austrian, Robin L. Farkas, Bert D. Heinzelman, Clark A. Johnson,
                                                      Mark N. Kaplan, Herbert W. Leonard, Robert L. Tuchman and Ira T. Wender.

    For all nominees               WITHHOLD             INSTRUCTIONS (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
   listed to the right             AUTHORITY            NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED ABOVE.)
    (except as marked       to vote for all nominees
    to the contrary)          listed to the right
          [ ]                        [ ]
2. For the transaction of such other business as may properly come        Receipt of the Notice of the Annual Meeting and Proxy
   before the meeting and at any adjournment or adjournments thereof.     Statement and the Annual Report of the Corporation for
                                                                          the year ended December 31, 1999 is hereby acknowl-
                                                                          edged. NOTE: If stock is registered in the names of two
                                                                          or more joint owners or trustees, each joint owner or
                                                                          trustee should sign this proxy. When signing as execu-
                                                                          tor, administrator, trustee, guardian, agent or attorney,
                                                                          please give your full title as such.

                                                                          Date ___________________________________________ , 2000

                                                                          _______________________________________________________
                                                                          Signature

                                                                          _______________________________________________________
                                                                          Signature if held jointly

                                                                          Please fill out, date, sign and mail this proxy card in
                                                                          the accompanying envelope. No postage required.

                                                   [FOLD AND DETACH HERE]


   [LOGO] Refac

                                                       Annual Meeting
                                                             of
                                                            Refac

                                                    Friday, May 12, 2000
                                                          10:00 AM
                                                  Board of Governors' Room
                                                 of American Stock Exchange,
                                                      86 Trinity Place
                                                        New York, NY